UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 30, 2009

Cohu, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-04298	95-1934119
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

12367 Crosthwaite Circle, Poway, California		92064
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	858-848-8100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 30, 2009, the Board of Directors of Cohu, Inc. (the "Company") elected Steven J. Bilodeau to serve as a Class 3 Director and in accordance with the Company's Bylaws he will stand for election at the Company's 2010 annual meeting of stockholders. Mr. Bilodeau was named to the Audit, Compensation and Nominating and Governance Committees of the Board of Directors.

The Board of Directors determined that, in its judgment, Mr. Bilodeau satisfies the requirements for independence set forth in the Company’s Corporate Governance Guidelines and by the NASDAQ listing standards. There were no arrangements or understandings pursuant to which Mr. Bilodeau was elected or any relationships or related transactions between the Company and Mr. Bilodeau which would require disclosure pursuant to Item 404(a) of Regulation S-K. As a non-employee director, Mr. Bilodeau will be compensated in accordance with the director compensation program as described in the Company’s Proxy Statement filed with the Securities and Exchange Commission on April 6, 2009, the description of which is incorporated herein by reference.

A copy of the press release announcing Mr. Bilodeau, is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

The exhibit listed below is being furnished with this Current Report on Form 8-K.

Exhibit No. — 99.1

Description — Steven J. Bilodeau Joins Cohu’s Board of Directors

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cohu, Inc.

December 2, 2009	By:	Jeffrey D. Jones

Name: Jeffrey D. Jones
Title: VP Finance and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Steven J. Bilodeau Joins Cohu’s Board of Directors